As filed with the Securities and Exchange Commission on May 16, 2008
Registration No. 333-114193

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ENTERPRISE INFORMATICS INC.

(Exact Name of Registrant as Specified in Its Charter)

California	95-3634089
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10052 Mesa Ridge Court, Suite 100
 San Diego, CA 92121
 (Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1996 Stock Incentive Plan
(Full Title of the Plan)

John W. Low
 Chief Financial Officer and Secretary
 Enterprise Informatics Inc.
 10052 Mesa Ridge Court, Suite 100, San Diego, CA 92121
 (Name and Address of Agent for Service)

(858) 625-3000
 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:
 Russell C. Hansen, Esq.
 Gibson, Dunn & Crutcher LLP
 1881 Page Mill Road
 Palo Alto, California 94304
 (650) 849-5300

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Amendment”) is filed by Enterprise Informatics Inc. (the “Registrant”) and relates to the Registration Statement on Form S-8 (File No. 333-114193) filed with the Securities and Exchange Commission on April 5, 2004 for the Registrant’s Amended and Restated 1996 Stock Incentive Plan.  The Registrant is filing this Amendment to deregister any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of May, 2008.

ENTERPRISE INFORMATICS INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Name and Signature	Title	Date

/s/ Alan Kiraly	Chief Executive Officer and Director (Principal	May 16, 2008
Alan Kiraly	Executive Officer)

/s/ John W. Low	Chief Financial Officer and Secretary	May 16, 2008
John W. Low	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Silverman	Chairman and Director	May 16, 2008
Michael Silverman

/s/ D. Ross Hamilton	Director	May 16, 2008
D. Ross Hamilton

	Director	May 16, 2008
Larry D. Unruh

	Director	May 16, 2008
Richard Shorten

/s/ Kyong K. “Steve” Lee	Director	May 16, 2008
Kyong K. “Steve” Lee